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                         NON-EXCLUSIVE SUPPLY AGREEMENT

     This Non-Exclusive Supply Agreement (the "Agreement") is made and entered into as of the 14th day of May, 1996 by and between Superior Supplements, Inc., a Delaware corporation ("SSI"), and PDK Labs Inc., a New York corporation ("PDK").

                              W I T N E S S E T H:

     WHEREAS, SSI is engaged in the business of manufacturing and distributing certain vitamins and food supplements in bulk tablet form; and

     WHEREAS, SSI owns and operates a factory for the manufacture of vitamins and food supplements in bulk tablet form; and

     WHEREAS, PDK is engaged in the business of marketing and distributing vitamin and food supplement products.

     NOW, THEREFORE, the parties for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, agree as follows:

     1. Purchase and Sale of Products.

          (a) During the term hereof (the "Term"), as defined at paragraph 3 hereof, PDK, its successors, assigns, subsidiaries and affiliates (collectively, "PDK") shall purchase from SSI, non-exclusively, all "Pills" (the "Pills") which PDK distributes, markets or otherwise sells within the United States ("US"). For purposes of this Agreement, the term "Pills" shall include all vitamins and food supplements manufactured in bulk tablet form.

          (b) SSI shall use its best efforts to fulfill all of PDK's orders on a timely basis. SSI shall comply with applicable laws and regulations regarding the manufacture and delivery of Pills for and on behalf of PDK.

          (c) SSI will supply all materials used in connection with the manufacture of the Pills. All Pills shall meet PDK's specifications.

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          (d) All sales by SSI to PDK will be FOB, SSI's manufacturing facility in Hauppauge, New York or such other manufacturing facility of SSI of SSI's choice. Title to and risk of loss of the products shall pass from SSI to PDK upon acceptance by the carrier of PDK's choice.

          (e) Nothing herein shall restrict or limit in any manner the right of SSI to sell Pills, or any other products, to any party other than PDK.

     2. Purchase Price and Payment. PDK will pay for the Pills as follows:

          (a) PDK will pay to SSI, SSI's material cost ("Material Cost") plus fifteen percent (15%). For purposes of this Agreement "Material Cost" shall mean SSI's actual material expenses incurred in the manufacture of the Pills. Such expenses shall not exceed the fair market value of materials used in production at the time of purchase by SSI. PDK reserves the right to supply any and all materials used in production; provided that PDK shall notify SSI of the material expenses incurred in PDK's purchase of such materials and SSI shall be entitled to fifteen percent (15%) of such expenses as payment for the manufacture of the related Pills.

          (b) SSI shall invoice PDK upon delivery of each order and all invoices shall be paid by PDK within thirty (30) days of the date of shipment. PDK shall pay all costs and expenses, including reasonable attorney's fees, reasonably incurred by SSI in the collection of any sum payable hereunder by PDK to SSI. In addition to paying the price in effect under this Agreement, PDK shall pay all sales or use taxes applicable to the sale or delivery by SSI or the subsequent use by PDK of any items delivered hereunder.

     3. Term of Agreement.

          (a) The term of this Agreement (the "Term") shall commence on the date hereof (the "Effective Date") and shall continue for a period of three (3) years, and thereafter will be automatically renewed for successive one (1) year terms unless either party provides written notice of intent to terminate the Agreement at least ninety (90) days prior to the end of any Agreement Year, as defined below.

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          (b) For purposes of this Agreement, an "Agreement Year" shall commence on the Effective Date and on each anniversary thereof and shall end on the day before the first anniversary of each such Agreement Year.

     4. Placement and Acceptance of Orders; Delivery Schedule.

          (a) Written Orders. PDK will place all orders for the purchase of Pills from SSI, by written purchase order executed by an authorized agent of PDK, no less than forty-five (45) days in advance. Such orders shall be filled by SSI, within such forty-five (45) day period, unless an order is significantly in excess of previous orders, in which case SSI will use its best efforts to process the order, or a substantial portion thereof, within a forty-five (45) day period or a reasonable time period (subject to raw material availability).

          (b) Rejection of Orders. SSI shall not be obligated to manufacture or distribute to PDK any item, and shall have the right to reject any order, in whole or in part, based upon SSI's determination that such manufacture or distribution might violate existing regulatory standards, requirements, regulations, or concerns.

          (c) Resale of Products. PDK will not sell or distribute any product purchased from SSI hereunder to any party or entity that PDK knows, or has reason to know, will utilize such product in any manner that is inconsistent with or contrary to prevailing federal and state regulations or laws, including the rules and regulations of any state or federal regulatory organization.


          (d) Obligation for Cost of Raw Materials. Upon placement of any order, PDK shall become liable for all costs incurred by SSI in connection with the purchase of raw materials to be used in fulfilling such order.

     5. Force Majeure. SSI shall not be liable for any delay or failure to perform in accordance with this Agreement if such delay or failure to perform is a result of a strike, lock-out or other labor dispute; riot, insurrection, civil disturbance or other hostility; embargo; inability or delay in obtaining fuel, energy, equipment or power; inability or delay in obtaining labor or materials; inability or delay in obtaining government approvals, permits or licenses; inability or delay in obtaining transportation or other services; fire, flood, lightning, storm, earthquake, or other Act of God; or is a result of causes beyond SSI's reasonable control (each of the foregoing being hereinafter referred to as an "Event of Force Majeure"). In

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such event, SSI's obligation to perform hereunder shall be suspended for the duration of such Event of Force Majeure. SSI will use reasonable efforts to promptly notify PDK, either orally or in writing, upon learning of the occurrence or potential occurrence of such Event of Force Majeure.

     6. Indemnification.

     6.1 Indemnification. PDK hereby agrees to indemnify and hold SSI, its officers, directors, agents, servants, employees, subsidiaries and affiliates, harmless from and against any and all claims, suits, demands, losses, liabilities, damages, court costs, (including reasonable attorneys' fees), whether based in contract or in tort, arising out of or related to, or as a consequence of any act or omission of PDK relating to the Pills.

     6.2 Termination of this Agreement.

          (a) SSI shall have the right to terminate this Agreement at its sole discretion, at any time, upon being advised that any regulatory authority objects to the sale of the Pills by SSI to PDK.

          (b) Upon the termination of this Agreement any then unpaid accounts receivable fees shall accrue and become immediately due and payable.

     7. Minimum Annual Purchase by PDK. PDK hereby covenants with SSI, and agrees to purchase from SSI during each year of the Term hereof Pills having a minimum aggregate sales price of $2,500,000 per annum (the "Minimum Sales Amount"). In the event that PDK fails to purchase the Minimum Sales Amount during any year falling during the Term hereof, PDK shall pay SSI the sum of $100,000 (or such lesser sum pro-rated by reference to the percentage of the Minimum Sales Amount actually purchased by PDK during such year) as liquidated damages. PDK's obligations pursuant to this Section 7 shall be terminated in the event that (a) the Pills do not meet PDK's specifications, (b) SSI is unable to purchase materials for production at fair market value unless PDK supplies the materials used in production pursuant to Section 2, or (c) in the event that this Agreement is terminated pursuant to Section 8 below.


     8. Termination of Agreement.

          (a) In the event of the occurrence of any of the following events: (i) insolvency or the making by a party hereto of an assignment for the benefit of

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creditors; (ii) the filing by or against a party hereto of, or the entry of an order for relief against a party hereto in, a voluntary or involuntary proceeding under any bankruptcy, insolvency, reorganization or receivership law;
(iii) the appointment of a receiver for all or a substantial portion of PDK's property; (iv) the assumption of custody, attachment or sequestration by a court of competent jurisdiction of all or a significant portion of a party's property;
(v) a party hereto or any principal thereof is charged with a felony or crime of moral turpitude; (vi) notification to a party hereto from the United States Drug Enforcement Administration, or any other federal or state regulatory agency, that such party should discontinue business relations with the other party; or
(vii) fraudulent conduct by a party hereto in any of its dealings with the other party, the non-defaulting party shall have the right to terminate this Agreement, by written notice to the other party. No assignee for the benefit of creditors, receiver, liquidator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of the assets or business or a party shall have any right to continue performance of this Agreement, and this Agreement may not be assigned by PDK by operation of law.

          (b) Any failure by either party to terminate this Agreement by reason of one or more of the foregoing acts or events shall not constitute a waiver of the right to terminate this Agreement upon reoccurrence or continuance of such acts or events.

     9. Representations and Warranties of PDK. PDK (including all of its subsidiaries and affiliates) represents and warrants to SSI as follows:

     9.1 Organization and Qualification. PDK is a corporation validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted. PDK is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the business of PDK.

     9.2 Subsidiaries and Affiliates. Except as set forth on Schedule 9.2 hereof, PDK has no subsidiaries or affiliates.

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     9.3 Validity and Execution of Agreement. PDK has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The stockholders and the board of directors of PDK has approved the transactions contemplated pursuant to this Agreement. This Agreement has been duly executed and delivered by PDK and constitutes the valid and binding obligation of PDK enforceable against it in accordance with its terms.

     9.4 No Conflict. Neither the execution and delivery of this Agreement nor the performance by PDK of the transactions contemplated hereby will: violate or conflict with (a) any of the provisions of the Certificate of Incorporation or Bylaws or other organizational documents of PDK; (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien in or upon their respective assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any contract, (c) any order, judgment, regulation or ruling of any governmental or regulatory body to which PDK are a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any governmental or regulatory body applicable to PDK.

     9.5 Licenses and Permits. PDK maintains all governmental permits, licenses, registrations and other governmental consents (federal, state and local) which are necessary in connection with its operations and properties, and no others are required. All such permits, licenses, registrations and consents are in full force and effect and in good standing and shall continue to be in full force and effect and in good standing following the consummation of the transactions contemplated by this Agreement.

     9.6 Compliance with Laws. PDK has complied in all respects with all applicable federal, state and local laws, regulations and ordinances or any requirement of any governmental or regulatory body, court or arbitrator affecting the business or the assets the failure to comply with which could have a material adverse effect on the business of PDK.

     9.7 Products. There are no statements, citations or decisions by any governmental or regulatory body that any product marketed or distributed at any time by PDK is defective or fails to meet in any material respect any standards promulgated by any such governmental or regulatory body. There have been no

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recalls ordered by any such governmental or regulatory body with respect to any product. To the best knowledge of PDK, there is no (a) fact relating to any product that may impose upon the Companies a duty to recall any product or a duty to warn customers of a defect in any product, other than defects about which PDK has issued appropriate and adequate warnings or (b) latent or overt design, manufacturing or other defect in any product.

     9.8 Survival. All of the representations and warranties of PDK contained herein shall survive the date hereof until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitations.

     10. Representations and Warranties of SSI.

     10.1 Organization and Qualification. SSI is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted. SSI is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the business of SSI.

     10.2 Subsidiaries and Affiliates. Except as set forth on Schedule 10.2 hereof, SSI has no subsidiaries or affiliates.

     10.3 Validity and Execution of Agreement. SSI has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The stockholders and the board of directors of SSI has approved the transactions contemplated pursuant to this Agreement. This Agreement has been duly executed and delivered by SSI and constitutes the valid and binding obligation of SSI enforceable against it in accordance with its terms.

     10.4 No Conflict. Neither the execution and delivery of this Agreement nor the performance by SSI of the transactions contemplated hereby will: violate or conflict with (a) any of the provisions of the Certificate of Incorporation or By-

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laws or other organizational documents of SSI; (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien in or upon their respective assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any contract, (c) any order, judgment, regulation or ruling of any governmental or regulatory body to which SSI are a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any governmental or regulatory body applicable to SSI.


     10.5 Licenses and Permits. SSI maintains all governmental permits, licenses, registrations and other governmental consents (federal, state and local) which are necessary in connection with its operations and properties, and no others are required. All such permits, licenses, registrations and consents are in full force and effect and in good standing and shall continue to be in full force and effect and in good standing following the consummation of the transactions contemplated by this Agreement.

     10.6 Compliance with Laws. SSI has complied in all respects with all applicable federal, state and local laws, regulations and ordinances or any requirement of any governmental or regulatory body, court or arbitrator affecting the business or the assets the failure to comply with which could have a material adverse effect on the business of SSI.

     10.7 Products. To SSI's knowledge, there are no statements, citations or decisions by any governmental or regulatory body that any product marketed or distributed at any time by SSI is defective or fails to meet in any material respect any standards promulgated by an governmental or regulatory body. There have been no recalls ordered by any such governmental or regulatory body with respect to any product. To the knowledge of SSI, there is no (a) fact relating to any product that may impose upon SSI a duty to recall any product or a duty to warn customers or a defect in any product, other than defects about which SSI has issued appropriate and adequate warning, or (b) latent or overt design, manufacturing or other defect in any product.

     10.8 Survival. All of the representations and warranties of SSI contained herein shall survive the date hereof until the date upon which the liability to which

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any claim relating to any such representation or warranty is barred by all applicable statutes of limitations.

     11. Nondisclosure. Neither party, nor any person controlled by it, shall for any reason other than fulfilling its obligations hereunder, directly or indirectly, for itself or any other person, use or disclose any trade secrets or confidential information, know-how or proprietary information relating to the other party, except to the extent (i) within the public domain; or (ii) pursuant to a subpoena, court order or applicable law.

     12. Relationship of the Parties. The relationship of the parties created hereby is that of independent contractors, and neither party shall have any right or authority to create or assume any obligation of any kind on behalf of the other.

     13. Disclaimer of Warranties. SSI makes no other representations or warranties except as set forth in this Agreement, and SSI expressly disclaims any implied warranties of merchantability, fitness for use or fitness for a particular purpose.

     14. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, telegraphed, telefaxed, sent by facsimile transmission or sent by prepaid air courier, same day or overnight messenger or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, telegraphed, telexed, sent by facsimile transmission and confirmed in writing within three (3) Business Days thereafter or sent by prepaid air courier, same day or overnight messenger or
(b) three (3) Business Days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 14):

               If to SSI, to:

                      Superior Supplements, Inc.
                      270 Oser Avenue
                      Hauppauge, NY  11788
                      Attn: Lawrence D. Simon

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               with copy to:

                      Bernstein & Wasserman, LLP
                      950 Third Avenue, 10th Floor
                      New York, NY  10022
                      Attn:  Hartley T. Bernstein

               If to PDK, to:

                      PDK Labs Inc.
                      145 Ricefield Lane
                      Hauppauge, NY  11788
                      Attn: Michael Krasnoff

     15. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall assign any of its rights or delegate any of its duties or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, the parties hereto do not intend to create hereby, and this Agreement shall not be read or construed to create or grant, any rights or benefits in or for any person or entity other than the parties hereto and any and all such third party rights or benefits are hereby expressly disclaimed and denied.

     16. Governing Laws. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law, and the parties irrevocably agree to submit any controversy or claim arising out of or relating to this Agreement to a court of competent jurisdiction located in the State of New York. The parties agree that any proceedings arising out of, relating to, or brought for the purpose of enforcing this Agreement, or remedying any breach thereof shall be instituted in the courts of the State of New York, and in no other jurisdiction.


     17. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

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     18. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     19. Amendment. This Agreement may be amended only by a writing signed by all parties hereto.

     20. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter and supersedes any prior arrangements or understandings (written or otherwise) between them.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date written above.

                                    SUPERIOR SUPPLEMENTS, INC.

                                    By: /s/ Lawrence D. Simon
                                        ----------------------------

                                    PDK LABS INC.

                                    By: /s/ Michael Krasnoff
                                        ----------------------------

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